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                                                                    EXHIBIT 21.1

                              AUSPEX SYSTEMS, INC.

                              (As of June 30, 1998)




                                        Date of
          Name                        Incorporation          Place of Incorporation
-------------------------------       -------------          ----------------------
Auspex Systems, Inc.                    05/18/93               Delaware, USA

Auspex International, Inc.              07/19/93               California, USA

Systems Auspex, Inc.                    07/02/93               Quebec, Canada

Auspex Systems Limited                  08/23/93               Reading, United Kingdom

Auspex Systems GmbH                     09/24/93               Munich, Germany

Auspex Systems S.A.                     12/23/93               Paris, France

Auspex Foreign Sales Corporation        08/03/92               Barbados

Alphatronix, Inc.                       08/24/87               North Carolina, USA
